CUSIP NO. 16444H102      Amendment No. 10               Page 10


                                 EXHIBIT 4

                           AMENDED AGREEMENT TO
                   FILE JOINT STATEMENT ON SCHEDULE 13D

                   The parties hereto agree as follows:


    Pursuant to Rule 13d-1(f)(1) of Regulation 13D-G promulgated by the Securities and Exchange Commission, the undersigned agree hereby to file jointly with the Securities and Exchange Commission and Cherokee, Inc., the Statement on Schedule 13D to which this Agreement is attached as an exhibit. The undersigned further agree to file jointly with the amendments to said Statement on Schedule 13D as they may deem necessary or appropriate, unless and until such time as one of the undersigned shall notify the other in writing of its desire to terminate this agreement.

DATE:  May 28, 1997

                              SIGNED:   VALUE PARTNERS, LTD.
                                 By: FISHER EWING PARTNERS
                                     as General Partner

                                     By:  /s/Timothy G. Ewing
                                          ------------------------------
                                     Name:  Timothy G. Ewing
                                     Title: General Partner

                              SIGNED:   TIMOTHY G. EWING

                                 By:  /s/Timothy G. Ewing
                                      ------------------------------
                                 Name: Timothy G. Ewing


                              SIGNED:   RICHARD W. FISHER

                                 By:  /s/Richard W. Fisher
                                      ------------------------------
                                 Name: Richard W. Fisher